Exhibit 10.2

LLC INTEREST PURCHASE AGREEMENT

This agreement is dated as of December 10, 2010, and is between Forsons Equity, LLC, a New York limited liability company (“Seller”) and C2 Global Technologies, Inc. (“C2”).

Seller and C2 are Members of Counsel RB Capital LLC (“Counsel RB”), and are party to the Company’s amended and restated operating agreement dated May 28, 2009 (the “Operating Agreement”).  Capitalized terms used but not defined in this agreement have the meanings set forth in the Operating Agreement.

Seller desires to sell all of its membership interests, limited liability company interests and other ownership interests (“Equity Interests”) in Counsel RB to C2.

The parties therefore agree as follows:

1.           Purchase and Sale of LLC Interests.

1.1           Seller hereby sells, assigns and transfers to C2 all of the Equity Interests in Counsel RB owned by Seller (the “Purchased Interests”), free and clear of all Encumbrances.  “Encumbrances” means any pledge, lien, charge, claim, security interest, obligation, liability, option, right of first refusal or first offer or other encumbrance or restriction of any kind.

1.2           C2 will deliver to Seller a stock certificate representing 1,621,000 shares of C2’s common stock (the “C2 Shares”), which will be subject to a lockup agreement also entered into on the Effective Date by C2, Seller and Seller’s sole owner, Jonathan Reich (the “Lockup Agreement”).  The C2 Shares comprise the entire consideration payable to Seller for the Purchased Interests, no other consideration is due to Seller, and the C2 Shares represent full value for the Purchased Interests.

1.3           The transaction contemplated by this agreement is effective as of 11:59 p.m. on November 30, 2010 (the “Effective Date”).

2.           Representations and Warranties of Seller.  Seller hereby represents and warrants to C2 that:

2.1           Seller (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, and (ii) has full power and authority to own and lease its property and conduct its business as it is now being conducted and to execute and deliver, and to carry out the transactions on its part contemplated by, this agreement.

2.2           Jonathan Reich owns all of the Equity Interests in Seller, all of which have been duly authorized, are validly issued, have no outstanding capital contribution obligations, and were not issued in violation of any preemptive rights, options, rights of first refusal or other preferential rights of subscription or purchase of any person or entity.  There are not any outstanding (i) options, warrants, calls, commitments, pre-emptive rights, agreements or other rights to purchase any Equity Interests in Seller, (ii) securities convertible into or exchangeable for any Equity Interests in Seller, (iii) equity-based awards or rights relating to or valued by reference to any Equity Interests in Seller, (iv) other commitments of any kind for the issuance of additional equity interests or options, warrants or other securities of Seller, or (v) registration rights agreements or other agreements or understandings to which Seller is a party or by which Seller or Jonathan Reich are bound relating to the voting or disposition of any Equity Interests in Seller.  Seller does not own, directly or indirectly, any shares of capital stock or other Equity Interests, or securities or interests convertible into or exchangeable for capital stock or Equity Interests in any other person or entity, other than any Equity Interests in Counsel RB.  Jonathan Reich has good and marketable title to and owns all of the Equity Interests in Seller, beneficially and of record, free and clear of any and all Encumbrances.  Jonathan Reich has full voting power over the Equity Interests in Seller, subject to no proxy, voting trust or other agreement relating to the voting of any of the Equity Interests in Seller.  There is no agreement with respect to the disposition of the Equity Interests in Seller.  Other than Seller, Jonathan Reich owns no Equity Interests in any other person or entity.

2.3           Seller has the right, power, legal capacity and authority to enter into and perform this agreement.  The execution, delivery and performance of this agreement has been duly authorized by all necessary action on the part of Seller, and no other proceedings on the part of Seller are necessary to authorize this agreement and the consummation of the transactions contemplated hereby.  This agreement and all documents ancillary hereto are and will constitute the valid and legally binding obligations of Seller and are and will be enforceable against Seller in accordance with the respective terms hereof or thereof, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally from time to time in effect.

2.4           Seller owns 12.50% of the Equity Interests in Counsel RB, free and clear of any Encumbrances, with full and unrestricted legal power, authority, and right to enter into this agreement and to sell, assign and transfer the Purchased Interests to C2.  Upon execution of this agreement and payment of the Purchase Price, C2 will be the owner of the Purchased Interests and receive all legal and beneficial title to the Purchased Interests, free and clear of all Encumbrances.

2.5           Seller (i) has been advised to discuss this agreement with Seller’s legal or other professional advisors, or with other investment representatives who have knowledge of business and financial matters, and if Seller has not done so it is because, in Seller’s opinion, Seller is capable of evaluating the consequences of entering into this agreement and does not need the advice of other persons; and (ii) has been afforded the opportunity to ask questions concerning this agreement, C2 and its business and its proposed operations and has been furnished with all such information as Seller (and, to the extent deemed necessary by Seller, any of the persons mentioned above) has requested to Seller’s satisfaction.

2.6           Seller is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

2.7           Seller is acquiring the C2 Shares for its own account and not for the account of any other person or entity.  Seller is acquiring the C2 Shares solely for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof.  Seller understands that the sale and issuance of the C2 Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable United States state securities laws.

2.8           Seller understands that the C2 Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and therefore may not be sold, resold, pledged, assigned or otherwise disposed of by Seller unless subsequently registered under the securities and similar laws of each applicable jurisdiction, or unless exemptions from such registration requirements are available.

2.9           Seller understands that dispositions of the C2 Shares can be made only (i) as explicitly permitted or contemplated under the terms of the Lockup Agreement, (ii) in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, and (iii) all applicable state securities and “blue sky” laws.

2.10         Seller understands that C2 is under no obligation to register the offer or sale of any of the C2 Shares in any jurisdiction whatsoever or to assist Seller in complying with any exemption from registration under the securities or similar laws of any jurisdiction whatsoever.

2.11         Seller understands that this transaction has not been reviewed by, passed on, or submitted to the SEC or any U.S. state regulatory authority, nor has the SEC or any such other regulatory authority made any finding or determination as to the fairness of an investment in the C2 Shares, nor any recommendation or endorsement of this offering.  Any representation to the contrary is unlawful.

3.           Reliance.  Seller understands that C2 is relying on the truth and accuracy of the representations and warranties made by Seller in this agreement in issuing the C2 Shares to Seller and in determining the availability of certain exemptions under applicable securities laws.  Seller agrees that such representations and warranties shall survive the closing of the transaction contemplated in this agreement.  Seller agrees to indemnify and hold harmless C2 from any damages, claims, expenses, losses or actions resulting from the untruth of any of the representations and warranties of Seller contained in this agreement.

4.           Miscellaneous.

4.1           This agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous communications, representations or agreements between the parties, whether oral or written, regarding the subject matter of this agreement.

4.2           If any provision of this agreement is found to be void, invalid or unenforceable: (i) the same will be conformed to the extent necessary to comply with applicable law or stricken if not so conformable, so as not to affect the validity of this agreement; and (ii) the remaining provisions will remain in effect.  No amendment of this agreement is binding unless in writing and executed by each of the parties.  Any waiver or consent is valid only if in a signed writing and only in the specific instance in which it is given, and such waiver or consent is not to be construed as a waiver of any subsequent breach of any other provision or as a consent with respect to any similar instance or circumstance.

4.3           This agreement inures to the benefit of and is binding upon the parties and their respective legal representatives, successors, and assigns.  Seller may not directly or indirectly, including by assignment, operation of law or change of control, transfer or assign this agreement without C2’s prior written consent, and any purported transfer or assignment in violation of this section will be null and void.

4.4           This agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.  Exclusive venue for any action arising out of or related to this agreement will be in state or federal court located in the County of New York, New York, and each party consents to the jurisdiction of such courts and waives any defense based on lack of personal jurisdiction or inconvenient forum.

4.5           EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT BE TRIED BY JURY.  EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO DEMAND TRIAL BY JURY.

4.6           This agreement may be executed in counterparts, each of which will be an original, and all of which together will be one and the same agreement.  A signed copy of this agreement delivered by facsimile, e-mail or other means of electronic transmission will have the same legal effect as delivery of an original signed copy of this agreement.  The headings of this agreement are provided for convenience only and are not intended to affect its construction or interpretation.

4.7           The parties acknowledge that there may be no adequate remedy at law for a breach of this agreement and that money damages may not be an appropriate remedy for breach of this agreement.  Therefore, the parties agree that each party has the right to injunctive relief and specific performance of this agreement in the event of any breach hereof in addition to any rights it may have for damages.  The remedies set forth in this section are cumulative and will in no way limit any other remedy any party has at law, in equity or pursuant hereto.

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The parties are executing this agreement effective as of the Effective Date.

Forsons Equity, LLC

By:	/s/ Jonathan Reich
Its:	President

C2 Global Technologies, Inc.

By:	/s/ Allan C. Silber
Its:	Chairman & CEO